EXHIBIT 10.11

                         COMPUTER SCIENCES CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                                 ARTICLE I

                                  Purpose
                                  -------

     The purpose of this Supplemental Executive Retirement Plan ("Supplemental Plan") is to provide retirement benefits to designated officers and key executives of Computer Sciences Corporation (the "Company") in addition to retirement benefits that may be payable under the Computer Sciences Corporation Employee Pension Plan, and in addition to any other retirement plan (other than the social security system to the extent provided herein) under which benefits may be payable with respect to such person.

     It is intended that this Supplemental Plan be a plan "for a select group of management or highly compensated employees" as set forth in Section 201(2) of the Employee Retirement Income Security Act of 1974.

     Benefits under this Supplemental Plan shall be payable solely from the general assets of the Company and no Participant or other person shall be entitled to look to any source for payment of such benefits other than the general assets of the Company.


                                  ARTICLE II

                       Effective Date/Restatement Date
                       -------------------------------

     The Supplemental Plan was effective as of September 1, 1985. It is hereby amended and restated effective November 4, 1996.


                                  ARTICLE III

                                  Participants
                                  ------------

     No person shall be a Participant in this Supplemental Plan unless (a) such individual is specifically designated as such in a written instrument executed by the Chief Executive Officer of the Company (the "Chief Executive Officer"), and (b) such individual has consented to be governed by the terms of this Supplemental Plan by execution of a written instrument in form satisfactory to the Company.

     A person shall cease to be a Participant in this Supplemental Plan in the event of (a) a Plan amendment having such effect, or (b) the occurrence of an event described in this Supplemental Plan which terminates such participation, or (c) the Chief Executive Officer notifies such person, in writing, of the discontinuance of


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such person's participation pursuant to Article XVIII of this Supplemental
Plan. In determining whether any person shall commence or cease to be a Participant herein, the Chief Executive Officer, acting in such capacity, shall have complete and unfettered discretion.


                                   ARTICLE IV

                               Retirement Benefits
                               -------------------

     The amount of retirement benefit payable to each Participant upon Separation from Service (as defined in paragraph (d) below) shall be as determined in this Article IV.

     (a) A Participant who is entitled to receive a benefit under the Computer Sciences Corporation Employee Pension Plan ("Pension Plan"), shall be entitled to receive his Excess Benefit under this Supplemental Plan upon being fully vested under the Pension Plan. The Excess Benefit is the additional monthly amount which the Participant would otherwise be entitled to receive under the Pension Plan as if the Participant had elected the normal form of life annuity payment option under the Pension Plan except for the limitations imposed by Sections 401(a)(17) and 415 of the Internal Revenue Code, as amended. In addition to the benefit described in this paragraph (a), a benefit as described in paragraph (b) following shall be payable to the Participant.

     (b) Each Participant, upon Separation from Service on or after attainment of age sixty-two (62) (the "Retirement Date"), shall receive an amount as determined under this paragraph (b) which is payable monthly in the form of a life annuity. The amount payable shall be equal to one-twelfth (1/12) of fifty percent (50%) of the Participant's Average Base Salary Rate (as defined in paragraph (d) below) reduced by the amount determined under paragraph (c) below and, as applicable, paragraph (e) below.

     (c) The amount determined under this paragraph (c) shall generally be equal to the primary social security benefit paid or payable to the Participant at the time benefits commence under this Supplemental Plan, whether or not the Participant is denied social security benefits because of other income or voluntarily forgoes social security income. However, where a Participant commences to receive benefits under this Supplemental Plan prior to the date that he is entitled to commence receiving social security benefits (currently age sixty-two (62)), his benefits under this Plan shall be reduced, by the amount of social security benefits it is estimated he would be entitled to receive monthly. The estimated social security benefit will be calculated based on the Participant's compensation through his Separation from Service date as though he were age sixty-two (62) on such date, and in accordance with social security rules in effect at the time of his Separation from Service.
If the Participant has qualified for a special early separation benefit pursuant to paragraph (b) of Article V, then a five percent (5%)


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

annual reduction factor, with proportionate fractional reduction for periods of fewer than twelve (12) months, shall be applied to the estimated social security benefit for the period between the date of the Participant's Separation from Service and the date he is expected to attain age sixty-two
(62). By way of example, if a Participant otherwise entitled to benefits commencing at age sixty-two (62) retires at age sixty (60) and qualifies for a special early separation benefit pursuant to paragraph (b) of Article V and the Participant's social security benefit is assumed to be $8,000 a year at the projected age of sixty-two (62), then the estimated annual social security benefit determined under this paragraph (c) will be $7,200, which is the $8,000 reduced at 5% per year for two years, or 10% .

     (d) The term "Base Salary Rate" means the annual salary rate of a Participant exclusive of overtime, bonus, incentive or any other type of special compensation. The term "Average Base Salary Rate" means the average of the highest three (3) of the last five (5) Base Salary Rates of a Participant which are the Base Salary Rates in effect on his Retirement Date and on the same day and month for each of the four (4) years (or the period of Continuous Service if fewer than four (4) years) immediately preceding the Retirement Date.

     Unless otherwise determined in writing with respect to a Participant by the Chief Executive Officer, the term "Continuous Service" means the period of service without interruption of a person commencing as of the date of hire of such person by the Company or an Affiliate and ending on the date of separation from service for any reason from the Company and all Affiliates ("Separation from Service"). The term "Affiliate" means a corporation or other entity of which fifty-one percent (51%) or more of the capital stock or capital or profits interest (in the case of a noncorporate entity) is directly or indirectly owned by the Company. A medical leave of absence not exceeding twelve (12) months authorized by a Company written policy or any other leave of absence authorized by a Company written policy or approved in writing by the Chief Executive Officer shall not be deemed an interruption in Continuous Service or a Separation from Service.

     In the event the Company acquires a corporation or other entity ("Acquisition"), and any employee of the Acquisition, by written determination of the Chief Executive Officer of the Company, becomes a Participant in the Supplemental Plan, such Participant's period of Continuous Service shall commence no sooner than the date the Acquisition becomes an Affiliate of the Company unless the Company's Chief Executive Officer otherwise determines and so confirms in writing.

     (e)  If upon Separation from Service on or after attaining age sixty-two
(62), or upon the granting of a special early separation benefit pursuant to paragraph (b) of Article V, a Participant has fewer than twelve (12) years of Continuous Service, the benefit otherwise payable under this Supplemental Plan shall be proportionately reduced, except for the benefit payable under paragraph (a)


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of this Article IV which shall not be reduced. By way of example, if a
Participant otherwise entitled to benefits hereunder commencing at age sixty-two (62) has completed only ten (10) years of Continuous Service upon attainment of age sixty-two (62), such Participant's benefit shall be 10/12, or 83.33%, of the benefit otherwise payable hereunder.

     Unless expressly determined to the contrary in writing by the Chief Executive Officer, no period of service completed by a person after attainment of age sixty-five (65) and no adjustment to any person's Base Salary Rate which occurs after attainment of age sixty-five (65) shall be taken into account in computing benefits hereunder.


                                   ARTICLE V

                           Eligibility for Benefits
                           ------------------------

     (a) Participants shall become eligible to commence receiving retirement benefits under this Supplemental Plan after Separation from Service on or after attaining age sixty-two (62) and such benefits shall be calculated in accordance with the provisions of Article IV. Except as otherwise provided in paragraph (a) of Article IV and in Articles Vll, IX and X, no Participant in this Supplemental Plan shall have any vested interest in or right to receive a benefit hereunder until attainment of the age of sixty-two (62). Unless otherwise determined in writing by the Chief Executive Officer, any interruption in the Continuous Service of a Participant herein prior to the attainment of age sixty-two (62) shall terminate the participation in this Supplemental Plan of such Participant, and no benefit shall be payable to or with respect to such Participant.

     (b) In the sole and unfettered discretion of the Chief Executive Officer, a Participant whose Separation from Service occurs prior to attainment of age sixty-two (62) may qualify for a special early separation benefit, payable monthly as calculated in accordance with the provisions of
Article IV, except as follows:

       (i) For purposes of determining the Participant's Base Salary Rate, the Average Base Salary Rate and the number of years of Continuous Service completed by the Participant, the Participant's date of Separation from Service shall apply instead of the date of the Participant's attainment of age sixty-two (62); and

       (ii) For each twelve (12) month period by which the date of commencement of the Participant's benefit precedes the Participant's sixty-second (62nd) birthday, the benefit otherwise payable shall be reduced by five percent (5%), except for the benefit payable under paragraph (a) of Article IV which shall not be reduced. Proportionate fractional reduction shall be used for periods of fewer than twelve (12) months.


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                                    ARTICLE VI

                             Form of Benefit Payments
                             ------------------------

     (a) Except as provided in Article Vll, benefits payable based on the calculations in Article IV of this Supplemental Plan shall be paid monthly for the life-time of the Participant (unless an optional form is selected under paragraphs (b) or (c) of this Article Vl). Upon the death of the Participant, benefits shall continue to be paid to the Participant's spouse for the lifetime of such spouse at the rate of fifty percent (50%) of Participant's benefit, provided certain conditions are met. The conditions of such Spousal Benefit are (1) that the spouse shall be married to the Participant as of the date of the Participant's Separation from Service and (2) the spouse shall be no more than five years younger than the Participant. In the event the spouse is more than five years younger than the Participant, the Participant may elect to receive benefit payments in the form of a joint and survivor option as described in paragraph (c) following.

     (b) Any Participant, who before September 1, 1993 has commenced to receive benefits and has not made a written election to receive an annuity pursuant to paragraph (a) preceding or paragraph (c) following, shall be entitled to one hundred twenty (120) monthly benefit payments in the amount specified in paragraph (b) of Article IV preceding and a life annuity of the Excess Benefit as defined in paragraph (a) of Article IV preceding. If a Participant, who before September 1, 1993, has commenced to receive benefits and has not made a written election to receive an annuity pursuant to paragraph (a) preceding or paragraph (c) following, dies after Separation from Service and before receiving one hundred and twenty (120) monthly benefit payments, the remainder of the one hundred and twenty (120) monthly benefit payments shall be made to the Participant's designated beneficiary or, if no such beneficiary is then living or no such beneficiary can be located, to the Participant's estate. In the event a Participant has made a written election, prior to September 1, 1993, to receive an annuity pursuant to paragraph (a) preceding or paragraph (c) following, no benefit shall be payable under this paragraph (b), except that any Excess Benefit under the Pension Plan, as provided in paragraph (a) of Article IV, shall be payable at the rate of fifty percent (50%) thereof to the Participant's spouse.

     (c) In the event that the Participant's spouse is more than five years younger than Participant, at any time prior to the later of September 1, 1993 or the commencement of benefits under this Supplemental Plan, a Participant may, in lieu of receiving benefits in the form described in paragraph (a) of this Article Vl, elect to receive benefit payments under this Supplemental Plan in the form of a joint and survivor option providing monthly benefits for the lifetime of the Participant with a stipulated percentage of such amount continued after the Participant's death to the spouse to whom the Participant is married as of the date of the Participant's Separation from Service, for the lifetime of such spouse. The amount of monthly


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payments available under this option shall be determined by reference to factors such as the Participant's life expectancy, the life expectancy of the Participant's spouse, prior benefits received under the Supplemental Plan, and the percentage of the Participant's monthly benefit which is continued after the Participant's death to the Participant's spouse, so that the value of the joint and survivor option is the actuarial equivalent of the benefits otherwise payable under paragraph (a) (or paragraph (b) if the Participant has elected coverage under paragraph (b) preceding) of this Article Vl inclusive of the Participant and the spousal fifty percent (50%) survivor benefits, which shall be calculated assuming the Participant's spouse was exactly five years younger than Participant. In determining the monthly amount payable under the joint and survivor option with respect to any Participant, the Company may rely upon such information as it, in its sole discretion, deems reliable, including but not limited to, the opinion of an enrolled actuary or annuity purchase rates quoted by an insurance company licensed to conduct an insurance business in the State of California. The election of a joint and survivor option is irrevocable after benefit payments have commenced, and the monthly amount payable during the lifetime of the Participant shall in no event be adjusted by reason of the death of the Participant's spouse prior to the death of the Participant, or by reason of the dissolution of the marriage between the Participant and such spouse, or for any other reason.


                                   ARTICLE VII

                          Pre-retirement Death Benefits
                          -----------------------------

     In the event of the death of a Participant hereunder during a period of Continuous Service and participation in this Supplemental Plan, the beneficiary or the spouse of the Participant shall be entitled to benefits as provided below in paragraphs (a) and (b):

     (a) Participant's spouse shall be entitled to a fifty percent (50%) or the actuarial equivalent spousal benefit (as determined pursuant to Article Vl, paragraphs (a) or (c), as applicable), attributable to Participant's Excess Benefit under the Pension Plan provided the Participant is entitled to receive a benefit under the Pension Plan.

     (b) At the written election of the Participant, either a benefit under paragraph (i) below or a benefit under paragraph (ii) below shall be paid by the Company. Such election shall be signed by the Participant and notarized and, if the Participant is married at the time of election, the election must also be signed by the Participant's spouse and notarized. The latest election on file in the Company's records shall be controlling.

       (i) A lump sum death benefit shall be payable by the Company to the Participant's designated beneficiary or, if no such beneficiary is then living or no such beneficiary can be located, to the Participant's estate.


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

The amount of such death benefit shall be two (2) times the Participant's Base Salary Rate in effect on the date of the Participant's death. On the written request of a beneficiary but subject to the approval in writing of the Chief Executive Officer, the amount payable under this paragraph (b)(i) may be paid to a beneficiary in monthly or other installments over a period not exceeding one hundred and twenty (120) months.

       (ii) Participant's spouse shall receive a spousal fifty percent (50%) or the actuarial equivalent spousal benefit (as determined pursuant to Article Vl, paragraphs (a) or (c), as applicable), as provided for in paragraph (a) preceding and in Article IV and Article Vl. In the event a Participant is not married at the time of Participant's death and the Participant has elected the fifty percent (50%) spousal benefit, a lump sum death benefit shall be payable in accordance with paragraph (b)(i) preceding.

     No benefits shall be payable under this Article Vll if the Participant's death occurs as a result of an act of suicide within twenty-five (25) months after commencement of participation in this Supplemental Plan.


                                  ARTICLE VIII

                            No Disability Benefits
                            ----------------------

     No disability benefit is payable under this Supplemental Plan.


                                  ARTICLE IX

              Right to Amend, Modify, Suspend or Terminate Plan
              -------------------------------------------------

     By action of the Company's Board of Directors, the Company may amend, modify, suspend or terminate this Supplemental Plan without further liability to any employee or former employee or any other person. Notwithstanding the preceding sentence, this Supplemental Plan may not be amended, modified, suspended or terminated as to a Participant whose Separation from Service has occurred and who is entitled to receive or has commenced to receive benefits under this Supplemental Plan, without the express written consent of such Participant or, if deceased, such Participant's designated beneficiary or, if no beneficiary is then living or if no beneficiary can be located, such Participant's legal representative.

     If within three (3) years following a Change in Control (as defined in Article X) this Supplemental Plan is amended, modified, suspended or terminated as to all Participants or as to any Participant who was a Participant prior to such Change in Control, such Participant(s) shall become fully vested in benefits accrued under this Supplemental Plan as of the date of such amendment, modification, suspension or termination taking into account Continuous Service to such date and the Average Base Salary Rate of the Participant(s) as of such date. Upon any subsequent Separation from Service, such Participant(s) shall be entitled immediately to receive benefits under Articles IV, V, Vl, Vll and X, as applicable, as such Articles were in effect on the date of such Change in Control, without regard to the approval of the Chief Executive Officer or any other person(s).


                                  ARTICLE X

                              Change in Control
                              -----------------

     The term "Change in Control" means, after the effective date of this Supplemental Plan, (a) the acquisition by any person, entity or group (as defined in Section 13(d)3 of the Securities Exchange Act of 1934, as amended) as beneficial owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the then outstanding securities of the Company, (b) a change during any period of two (2) consecutive years of a majority of the Board of Directors as constituted as of the beginning of such period, unless the election of each director who was not a director at the beginning of such period was approved by vote of at least two-thirds of the directors then in office who were directors at the beginning of such period, (c) a sale of substantially all of the property and assets of the Company, (d) a merger, consolidation, reorganization or other business combination to which the Company is a party and the consummation of which results in the outstanding voting securities of the Company being exchanged for or converted into cash, property and/or securities not issued by the Company, or (e) any other event constituting a change in control of the Company for purposes of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934.

     In the event a Participant who was a Participant as of the date of a Change in Control either (a) has a voluntary Separation from Service for any reason (including the death of the Participant) more than twelve (12) full calendar months after, but within thirty-six (36) full calendar months following, such Change in Control, or (b) has an involuntary Separation from Service for any reason within thirty-six full calendar months following such Change in Control, such Participant shall be entitled to receive immediately upon such Separation from Service benefits hereunder in accordance with Articles IV, Vl and Vll, as applicable, without regard to approval by the Chief Executive Officer or any other person(s). Such benefits shall be calculated as if, on the date of such Separation from Service, the Participant
(i) had completed a number of years of Continuous Service equal to the greater of twelve (12) or the actual number of years of his or her Continuous Service, and (ii) had attained an age equal to the greater of sixty-two (62) or his or her actual age.


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                                  ARTICLE XI

                                 No Assignment
                                 -------------

     Benefits under this Supplemental Plan may not be assigned or alienated and shall not be subject to the claims of any creditor.


                                 ARTICLE XII

                                Administration
                                --------------

     This Supplemental Plan shall be administered by the Chief Executive Officer or by such other person or persons to whom the Chief Executive Officer may delegate functions hereunder. With respect to all matters pertaining to this Supplemental Plan, the determination of the Chief Executive Officer or his designated delegate shall be conclusive and binding. The Chief Executive Officer shall be eligible to participate in this Supplemental Plan in the same manner as any other employee; provided, however, that the designation of the Chief Executive Officer as a Participant and any other action provided herein with respect to the Chief Executive Officer's participation shall be taken by the Compensation Committee of the Board of Directors of the Company.


                                ARTICLE XIII

                                  Release
                                  -------

     In connection with any benefit or benefit payment under this Supplemental Plan, or the designation of any beneficiary or any election or other action taken or to be taken under the Supplemental Plan by any Participant or any other person, the Company, acting through its Chief Executive Officer or his delegate, may require such consents or releases as are reasonable under the circumstances, and further may require any such designation, election or other action to be in writing and in form reasonably satisfactory to the Chief Executive Officer or his delegate.


                                 ARTICLE XIV

                                  No Waiver
                                  ---------

     The failure of the Company, the Chief Executive Officer or any other person acting on behalf thereof to demand a Participant or other person claiming rights with respect to a Participant to perform any act which such person is or may be required to perform hereunder shall not constitute a waiver of such requirement or a waiver of the right to require such act. The exercise of or failure to exercise any discretion reserved to the Company, its Chief Executive Officer or his delegate, to grant or deny any benefit to any Participant or other person under this Supplemental Plan shall in no way require the Company, its Chief Executive Officer


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or his delegate to similarly exercise or fail to exercise such discretion with respect to any other Participant.


                                  ARTICLE XV

                                  No Contract
                                  -----------

     This Supplemental Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract or part of a contract between the Company (or an Affiliate) and any employee or other person, nor shall it be deemed to give any employee the right to be retained for any specified period of time in the employ of the Company (or an Affiliate) or to interfere with the right of the Company (or an Affiliate) to discharge or retire any employee at any time, nor shall this Supplemental Plan interfere with the right of the Company (or an Affiliate) to establish the terms and conditions of employment of any employee.


                                 ARTICLE XVI

                               Indemnification
                               ---------------

     The Company shall defend, indemnify and hold harmless the Officers and Directors of the Company acting in their capacity as such (and not as Participants herein) from any and all claims, expenses and liabilities arising out of their actions or failure to act hereunder, excluding fraud or willful misconduct.


                                 ARTICLE XVII

                            Claim Review Procedure
                            ----------------------

     To the extent required by Section 503 of the Employee Retirement Income Security Act of 1974, a reasonable claim review procedure shall be established by the Company.


                                ARTICLE XVIII

                   Termination of Benefits and Participation
                   -----------------------------------------

     Prior, but only prior to a Change in Control, the retirement benefits payable to any Participant under this Supplemental Plan, and the participation of such Participant in this Supplemental Plan, may be terminated if in the judgment of the Chief Executive Officer, upon the advice of counsel, such Participant, directly or indirectly:

     (a) breaches any obligation to the Company under any agreement relating to assignment of inventions, disclosure of information or data, or similar matters; or


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

     (b) competes with the Company, or renders competitive services (as a director, officer, employee, consultant or otherwise) to, or owns more than a 5% interest in, any person or entity that competes with the Company; or

     (c) solicits, diverts or takes away any person who is an employee of the Company or advises or induces any employee to terminate his or her employment with the Company; or

     (d) solicits, diverts or takes away any person or entity that is a customer of the Company, or advises or induces any customer or potential customer not to do business with the Company; or

     (e) discloses to any person or entity other than the Company, or makes any use of, any information relating to the technology, know-how, products, business or data of the Company or its subsidiaries, suppliers, licensors or customers, including but not limited to the names, addresses and special requirements of the customers of the Company.